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                                                               EXHIBIT 23.6


                     CONSENT OF DANIELSON ASSOCIATES INC.


     We hereby consent to the reference in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Keystone Financial, Inc. to our opinion, dated January 23, 1997, with respect to the merger of Keystone Financial, Inc. and Financial Trust Corp, and to our firm, respectively, and to the inclusion of such opinion as an annex to the Joint Proxy Statement/Prospectus.


                                       DANIELSON ASSOCIATES INC.


                                       By /s/ Arnold G. Danielson
                                          -----------------------
                                       Arnold G. Danielson, Chairman


Rockville, Maryland
March 7, 1997